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               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment Number 2 to the Registration Statement (Form N-1A) (No. 333-88287) of the Friends Ivory Funds of our report dated August 1, 2001, included in the 2001 annual report to shareholders.


/s/  Ernst & Young LLP


Philadelphia, Pennsylvania
October 25, 2001